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                                   EXHIBIT 5.1

                       OPINION OF ELVINGER, HOSS & PRUSSEN
                          LUXEMBOURG COUNSEL TO CRONOS


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                    [LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]



The Cronos Group
16, alle Marconi
Boite Postale 260
L-2120 Luxembourg


23 May 2001

Dear Sirs,

We have acted as your special Luxembourg counsel in connection with the issuance of 275,000 Common Shares upon the exercise of options granted under The Cronos Group Non-Employee Directors' Equity Plan (the "Option Plan"), as more fully described in the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

We have examined the Articles of Incorporation of the Company. We have also examined corporate proceedings relating to the authorisation and issuance of the presently outstanding Common Shares.

Based on the foregoing and such further examination and inquiries as we have deemed necessary, we are of the opinion that:

1. The Company is a corporation duly organised and validly existing under the laws of Luxembourg;

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2. The 275,000 Common Shares, which may be purchased according to the Option
   Plan, adopted by the Board and approved by the shareholders meeting held January 10, 2001, which authorises the grant of options to non-employee directors of the Company, pursuant to the Registration Statement, have been duly authorised and, when issued and fully paid, will be validly issued and fully paid and non assessable.

3. We hereby confirm to you that, subject to the limitations set forth thereunder, the statements of Luxembourg tax law set forth under the heading "Tax Considerations" in the Prospectus covering such Common Shares (which is part of the Registration Statement to which this letter is attached as an exhibit) are accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement with the Securities and Exchange Commission and the reference to us under the headings "Enforceability of Civil Liabilities". "Tax Consideration" and "Legal Matters" in the Prospectus constituting a part of such Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.


                                       Very truly yours,

                                       ELVINGER, HOSS & PRUSSEN

                                       By: /s/ PIT RECKINGER
                                           ----------------------
                                           Pit Reckinger





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